_____________________________________________________________________
Press Release
For immediate release
_____________________________________________________________________
Invesco Mortgage Capital Inc. Reports
Second Quarter 2012 Financial Results

Contact:  Bill Hensel, 404-479-2886

Atlanta – August 1, 2012 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended June 30, 2012.

The Company reported net income of $79.8 million, or $0.68 per share (basic and diluted), for the quarter ended June 30, 2012 compared to $84.1 million, or $0.72 per share (basic and diluted), for the quarter ended March 31, 2012.  The Company also reported its book value per share as of June 30, 2012 was $18.40 compared to $18.42 per share as of March 31, 2012.

“We’re pleased with our second quarter results and believe they continue to demonstrate earnings and book value stability,” said Richard King, President and Chief Executive Officer.  “As we progress into the third quarter, we have seen a continuation of book value improvement and the preferred offering we completed in July will be supportive of the dividend.”

($ in millions, except per share amounts)
	Q2 ‘12	Q1 ‘12
	(unaudited)
Average Earning Assets (at fair value)	$15,855.5	$15,256.9
Average Borrowed Funds	13,449.7	12,977.3
Average Equity	2,171.7	2,082.5

Interest Income	$139.0	142.0
Interest Expense	56.7	55.3
Net Interest Income	82.3	86.7
Other Income	7.2	7.2
Operating Expenses	9.7	9.8
Net Income	79.8	84.1

Average Portfolio Yield	3.51%	3.72%
Average Cost of Funds	1.69%	1.70%
Debt to Equity Ratio	6.3	6.0
Return on Average Equity	14.70%	16.16%
Book Value per Share (Diluted)	$18.40	$18.42
Earnings per share (Basic and Diluted)	$0.68	$0.72
Dividend	$0.65	$0.65

Financial Summary

The Company’s portfolio of mortgage-backed securities (“MBS”) was $16.0 billion as of June 30, 2012, an increase of $0.4 billion from March 31, 2012.  For the quarter ended June 30, 2012, average earning assets were $15.9 billion representing an increase of $0.6 billion from March 31, 2012.  The portfolio generated interest income of $139.0 million which was down $3.0 million from March 31, 2012.

For the quarter ended June 30, 2012, the Company had average borrowings of approximately $13.4 billion and interest expense including cost of hedging of $56.7 million, compared to $13.0 billion and $55.3 million, respectively, for the first quarter of 2012.  Our average cost of funds was 1.69% and 1.70% for the second quarter of 2012 and the first quarter of 2012, respectively.

Operating expenses for the second quarter of 2012 totalled $9.7 million compared to $9.8 million for the first quarter of 2012.  The ratio of operating expenses to average equity in the second quarter of 2012 decreased 0.09% to 1.79%.

The Company declared a dividend of $0.65 per share for the second quarter of 2012.  The dividend was paid on July 27, 2012.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company.  Additional information is available at www.invescomortgagecapital.com.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call, Thursday, August 2, 2012, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:                             888-942-8507
International:                                           415-228-4839
Passcode:                                                Invesco

An audio replay will be available until 5:00 pm ET on August 16, 2012 by calling:

800-839-1117 (North America)
+1 203-369-3355 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
$ in thousands, except per share data	2012	2011	2012	2011

Revenues
Interest income	139,004	108,981	280,964	177,517
Interest expense	56,700	34,207	111,985	49,785
Net interest income	82,304	74,774	168,979	127,732

Other income
Gain on sale of investments	6,098	3,605	12,143	4,805
Equity in earnings and fair value change in unconsolidated
ventures	1,961	1,873	2,970	3,731
Unrealized loss on interest rate swaps and swaptions	(1,533)	(197)	(2,043)	(202)
Realized and unrealized credit default swap income	690	1,259	1,347	3,791
Total other income	7,216	6,540	14,417	12,125

Expenses
Management fee – related party	8,681	5,753	17,320	9,728
General and administrative	1,045	1,157	2,174	2,026
Total expenses	9,726	6,910	19,494	11,754
Net income	79,794	74,404	163,902	128,103

Net income attributable to non-controlling interest	973	1,406	1,999	2,857
Net income attributable to common shareholders	78,821	72,998	161,903	125,246

Earnings per share:
Net income attributable to common shareholders
(basic/diluted)	0.68	0.99	1.40	2.00
Dividends declared per common share	0.65	0.97	1.30	1.97
Weighted average number of shares of common stock:
Basic	115,409	73,486	115,402	62,731
Diluted	116,868	74,929	116,853	64,167

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except per share amounts	As of
	June 30,	December 31,
ASSETS	2012	2011

	(Unaudited)

Mortgage-backed securities, at fair value	16,049,674	14,214,149
Cash	168,610	197,224
Restricted cash	14,696	74,496
Investment related receivable	16,234	160,424
Investments in unconsolidated ventures, at fair value	52,384	68,793
Accrued interest receivable	56,930	54,167
Derivative assets, at fair value	1,711	1,339
Other assets	1,988	1,575
Total assets	16,362,227	14,772,167

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,541,325	12,253,038
Derivative liability, at fair value	446,569	396,780
Dividends and distributions payable	75,942	75,933
Investment related payable	126,869	107,032
Accrued interest payable	11,159	12,377
Accounts payable and accrued expenses	1,501	556
Due to affiliate	8,949	9,038
Total liabilities	14,212,314	12,854,754

Equity:
Preferred Stock: par value $0.01 per share; 50,000,000 shares
authorized, 0 shares issued and outstanding	-	-
Common Stock: par value $0.01 per share; 450,000,000 shares
authorized, 115,409,592 and 115,395,695 shares issued and
outstanding, at June 30, 2012 and December 31, 2011, respectively	1,154	1,154
Additional paid in capital	2,299,809	2,299,543
Accumulated other comprehensive loss	(175,767)	(393,291)
Distributions in excess of earnings	(3,193)	(15,068)
Total shareholders’ equity	2,122,003	1,892,338

Non-controlling interest	27,910	25,075
Total equity	2,149,913	1,917,413

Total liabilities and equity	16,362,227	14,772,167

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s mortgage-backed securities portfolio as of June 30, 2012:

						Net	Period-end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon(1)	Yield(2)	Yield(3)
Agency RMBS:
15 year fixed-rate	2,197,081	116,495	2,313,576	58,562	2,372,138	4.12%	2.73%	2.60%
30 year fixed-rate	7,556,547	498,390	8,054,937	200,333	8,255,270	4.65%	3.39%	3.16%
ARM	164,436	4,413	168,849	3,747	172,596	3.21%	2.65%	2.66%
Hybrid ARM	1,142,784	29,897	1,172,681	27,952	1,200,633	3.26%	2.53%	2.73%
Total Agency pass-through	11,060,848	649,195	11,710,043	290,594	12,000,637	4.38%	3.16%	2.99%

Agency-CMO(4)	1,185,974	(732,664)	453,310	1,769	455,079	2.91%	3.18%	2.50%
Non-Agency RMBS(5)	2,545,321	(241,461)	2,303,860	(53,259)	2,250,601	4.33%	4.97%	5.37%
CMBS	1,328,757	(14,565)	1,314,192	29,165	1,343,357	5.48%	5.58%	5.32%
Total	16,120,900	(339,495)	15,781,405	268,269	16,049,674	4.31%	3.58%	3.51%

(1) Net weighted average coupon as of June 30, 2012 (“WAC”) is presented net of servicing and other fees.
(2) Average yield as of June 30, 2012 incorporates future prepayment and loss assumptions.
(3) Average yield for the three months ended June 30, 2012 incorporates future prepayment and loss assumptions.
(4) The Agency-CMO held by the Company is 14.5% interest only securities.
(5) The non-Agency RMBS held by the Company is 84.5% variable rate, 10.3% fixed rate, and 5.2% floating rate based on fair value.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The following table shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”):

	June 30, 2012		March 31, 2012
	Company	Cohort	Company	Cohort

15 year Agency RMBS	11.3	21.6	10.3	21.7
30 year Agency RMBS	12.3	18.9	10.2	18.6
Agency Hybrid ARM RMBS	18.1	NA	16.2	NA
Non-Agency RMBS	16.2	NA	16.0	NA
Overall	13.3	NA	12.1	NA

Repurchase Agreements

The following table summarizes the Company’s borrowings by type of investment for the periods ended June 30, 2012 and December 31, 2011:

$ in thousands	June 30, 2012			December 31, 2011
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(Days)	Outstanding	Rate	(Days)
Agency RMBS	10,927,821	0.40%	19	9,491,538	0.38%	22
Non-Agency RMBS	1,673,271	1.76%	34	1,916,620	1.79%	22
CMBS	940,233	1.55%	20	844,880	1.55%	22
Total	13,541,325	0.65%	21	12,253,038	0.68%	22

Interest Rate Hedges

The following table summarizes our hedging activity as of June 30, 2012:

			Fixed Interest Rate
Counterparty	Notional	Maturity Date	in Contract
The Bank of New York Mellon	175,000	8/5/2012	2.07%
The Bank of New York Mellon	100,000	5/24/2013	1.83%
The Bank of New York Mellon	200,000	6/15/2013	1.73%
SunTrust Bank	100,000	7/15/2014	2.79%
Deutsche Bank AG	200,000	1/15/2015	1.08%
Deutsche Bank AG	250,000	2/15/2015	1.14%
Credit Suisse International	100,000	2/24/2015	3.26%
Credit Suisse International	100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.	100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.	50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, Inc.	300,000	1/24/2016	2.12%
The Bank of New York Mellon	300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, Inc.	300,000	4/5/2016	2.48%
Citibank, N.A.	300,000	4/15/2016	1.67%
The Bank of New York Mellon	500,000	4/15/2016	2.24%
Credit Suisse International	500,000	4/15/2016	2.27%
JPMorgan Chase Bank, N.A.	500,000	5/16/2016	2.31%
Goldman Sachs Bank USA	500,000	5/24/2016	2.34%
Wells Fargo Bank, N.A.	250,000	6/15/2016	2.67%
Goldman Sachs Bank USA	250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.	500,000	6/24/2016	2.51%
Citibank, N.A.	500,000	10/15/2016	1.93%
Deutsche Bank AG	150,000	2/5/2018	2.90%
Morgan Stanley Capital Services, Inc.	100,000	4/5/2018	3.10%
JPMorgan Chase Bank, N.A.	200,000	5/15/2018	2.93%
Wells Fargo Bank, N.A.	200,000	3/15/2021	3.14%
Citibank, N.A.	200,000	5/25/2021	2.83%
Total	6,925,000		2.29%

Average Balances

The following table shows the average balances for the three and six months ended June 30, 2012 and 2011:

	As of and for the		As of and for the
	Three Months ended		Six Months ended
	June 30,		June 30,
$ in thousands	2012	2011	2012	2011
Average Balances*:
Agency RMBS:
15 year fixed-rate, at fair value	2,425,483	2,064,440	2,468,860	1,981,753
30 year fixed-rate, at fair value	7,975,031	4,128,583	7,553,780	3,228,217
ARM, at fair value	174,514	92,283	177,368	66,632
Hybrid ARM, at fair value	1,286,519	1,013,785	1,392,654	691,757
MBS-CMO, at fair value	455,063	64,272	426,967	52,408
Non-Agency RMBS, at fair value	2,252,836	1,957,483	2,283,792	1,582,960
CMBS, at fair value	1,286,018	845,069	1,252,760	696,341
Average MBS portfolio	15,855,464	10,165,915	15,556,181	8,300,068

Average Portfolio Yields: (1)
Agency RMBS:
15 year fixed-rate,	2.60%	3.16%	2.63%	3.14%
30 year fixed-rate	3.16%	3.64%	3.30%	3.55%
ARM	2.66%	3.08%	2.54%	2.92%
Hybrid ARM	2.73%	2.85%	2.63%	2.65%
MBS-CMO	2.50%	7.25%	2.19%	6.23%
Non-Agency RMBS	5.37%	7.24%	5.65%	7.57%
CMBS	5.32%	4.99%	5.44%	5.00%
Average MBS portfolio	3.51%	4.29%	3.61%	4.28%

Average Borrowings*:
Agency RMBS	10,862,133	6,784,196	10,590,714	5,502,683
Non-Agency RMBS	1,667,755	1,405,948	1,727,824	1,076,174
CMBS	919,852	703,485	894,978	571,413
Total borrowed funds	13,449,740	8,893,629	13,213,516	7,150,270
Maximum borrowings during the period (2)	13,799,710	9,560,766	13,799,710	9,560,766

Average Cost of Funds: (3)
Agency RMBS	0.36%	0.23%	0.34%	0.25%
Non-Agency RMBS	1.77%	1.29%	1.79%	1.35%
CMBS	1.54%	1.12%	1.56%	1.20%
Unhedged cost of funds	0.62%	0.47%	0.62%	0.49%
Hedged cost of funds	1.69%	1.54%	1.69%	1.39%

Average Equity: (4)	2,171,664	1,567,126	2,127,086	1,362,798
Average debt/equity ratio (average during period)	6.19x	5.68x	6.21x	5.25x
Debt/equity ratio (as of period end)	6.30x	5.24x	6.30x	5.24x

* Average amounts for each period are based on weighted month end balances, all percentages are annualized.
(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the investment balance at fair value.
(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing interest expense, by our average borrowings.
(4) Average equity is calculated based on a weighted balance basis.